EXHIBIT 1.1


                         ADVISORS DISCIPLINED TRUST 909

                                 TRUST AGREEMENT

                                                             Dated: June 7, 2012

     This Trust Agreement among Advisors Asset Management, Inc., as Depositor, Evaluator and Supervisor, and The Bank of New York Mellon, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Advisor's Disciplined Trust, Effective for Unit Investment Trusts Investing in Equity Securities Established On and After August 5, 2004 (Including Advisor's Disciplined Trust, Series 13 and Subsequent Series)" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                                WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

    1. The Securities listed in the Schedules hereto have been deposited in trust under this Trust Agreement.

    2. The fractional undivided interest in and ownership of the Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Understanding Your Investment--Statement of Financial Condition--Number of Units" in the Prospectus for the Trust.





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    3.  Notwithstanding anything to the contrary in the Standard Terms and
Conditions of Trust, all Units will be held in uncertificated form and Unitholders may not request a certificate representing his or her Units.

    4. The aggregate number of Units described in Section 2.03(a) for the Trust is that number of Units set forth under "Understanding Your Investment-- Statement of Financial Condition--Number of Units" in the Prospectus for the Trust.

    5. The term "Deferred Sales Charge Payment Dates" shall mean the dates specified for deferred sales fee installments under "Investment Summary--Fees and Expenses" in the Prospectus for the Trust.

    6. The term "Distribution Date" shall mean the "Distribution Dates" set forth under "Investment Summary--Essential Information" in the Prospectus for the Trust.

    7. The term "Mandatory Termination Date" shall mean the "Termination Date" set forth under "Investment Summary-Essential Information" in the Prospectus for the Trust.

    8. The term "Record Date" shall mean the "Record Dates" set forth under "Investment Summary--Essential Information" in the Prospectus for the Trust.

    9. Section 1.01(1) of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

     "'Depositor' shall mean Advisors Asset Management, Inc. and its successors in interest, or any successor depositor appointed as hereinafter provided."

   10. Section 1.01(2) of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

     "'Trustee' shall mean The Bank of New York Mellon and its successors in interest, or any successor trustee appointed as hereinafter provided."

   11. Section 1.01(3) of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

     "'Evaluator' shall mean Advisors Asset Management Inc., and its successors in interest, or any successor evaluator appointed as hereinafter provided."

   12. Section 1.01(4) of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

     "'Supervisor' shall mean Advisors Asset Management Inc., and its successors in interest, or any successor evaluator appointed as hereinafter provided."


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   13.  Section 3.05 of the Standard Terms and Conditions of Trust is amended by adding the following subsection immediately after Section 3.05(a)(iii):

     "(iv) Notwithstanding any of the previous provisions, if a Trust has elected to be taxed as a regulated investment company under the United States Internal Revenue Code of 1986, as amended, the Trustee is directed to make any distribution or take any action necessary in order to maintain the qualification of the Trust as a regulated investment company for federal income tax purposes or to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on the Trust or on undistributed income in the Trust."

   14. Section 3.07(a)(xiii) of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

     "(xii) if the Trust has elected to be taxed as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, that such sale is necessary or advisable (i) to maintain the qualification of the Trust as a regulated investment company or (ii) to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on the Trust or on undistributed income in the Trust; or

     (xiii) that as result of the ownership of the Security, the Trust or its Unitholders would be a direct or indirect shareholder of a passive foreign investment company as defined in section 1297 (a) of the United States Internal Revenue Code of 1986, as amended."

   15. The first two sentences in the second paragraph of Section 3.11 of the Standard Terms and Conditions of Trust shall be replaced in their entirety with the following:

     "In the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities, or to exchange securities, for Trust Securities, the Trustee shall at the direction of the Depositor, vote for or against, or accept or reject, any offer for new or exchanged securities or property in exchange for a Trust Security. Should any issuance, exchange or substitution be effected, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee pursuant to the Depositor's direction, unless the Depositor advises the Trustee to keep such securities or property."

   16. Section 3.12(a) of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

     "(a) The Replacement Securities shall be Securities as originally selected for deposit in the Trust or securities which the Depositor determines to be similar in character as Securities originally selected for deposit in the Trust;"

   17. The third paragraph of Section 3.13 of the Standard Terms and Conditions of Trust is replaced in its entirety by the following:


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     "To the extent permitted by applicable laws, rules and regulations, any moneys payable to the Depositor pursuant to this Section 3.13 shall be secured by a lien on the related Trust in favor of the Depositor prior to the interest of Unitholders, but no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 7.04 herein. To the extent of such lien, the Trustee shall hold the assets of the Trust for the benefit of the Depositor, provided that the Trustee is authorized to make dispositions, distributions and payments for expenses in the ordinary course of the administration of the Trust without regard to such lien."

   18. The Depositor's annual compensation as set forth under Section 3.13 shall be that dollar amount per 100 Units set forth under "Investment Summary-- Fees and Expenses--Annual operating expenses--Supervisory, evaluation and administration fees" in the Prospectus for the Trust.

   19. Section 3.14 of the Standard Terms and Conditions of Trust is hereby amended by adding the following immediately after the second paragraph:

     "To the extent permitted by applicable laws, rules and regulations, any moneys payable to the Depositor pursuant to this Section 3.14 shall be secured by a lien on the related Trust in favor of the Depositor prior to the interest of Unitholders, but no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 7.04 herein. To the extent of such lien, the Trustee shall hold the assets of the Trust for the benefit of the Depositor, provided that the Trustee is authorized to make dispositions, distributions and payments for expenses in the ordinary course of the administration of the Trust without regard to such lien."

   20. Section 3.15 of the Standard Terms and Conditions of Trust is hereby amended by adding the following immediately after the first paragraph:

     "To the extent permitted by applicable laws, rules and regulations, any moneys payable to the Depositor pursuant to this Section 3.15 shall be secured by a lien on the related Trust in favor of the Depositor prior to the interest of Unitholders, but no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 7.04 herein. To the extent of such lien, the Trustee shall hold the assets of the Trust for the benefit of the Depositor, provided that the Trustee is authorized to make dispositions, distributions and payments for expenses in the ordinary course of the administration of the Trust without regard to such lien."

   21. The Standard Terms and Conditions of Trust shall be amended to include the following section:

     "Section 3.18. Regulated Investment Company Election. If the Prospectus for a Trust states that such Trust intends to elect to be treated and to qualify as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, the Trustee is hereby directed to make such elections and take all actions, including any appropriate election to be taxed as a corporation, as shall be necessary to effect such qualification or to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise tax on the Trust or on undistributed income in the Trust. The Trustee shall make such reviews of each Trust portfolio as shall be necessary to maintain qualification of a


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particular Trust as regulated investment company and to avoid imposition of tax on a Trust or undistributed income in a Trust, and the Depositor and Supervisor shall be authorized to rely conclusively upon such reviews."

   22. The first sentence of Section 6.02 of the Standard Terms and Conditions of Trust is replaced in its entirety by the following:

     "Any Unit tendered for redemption by a Unitholder or his duly authorized attorney to the Trustee at its unit investment trust division office, currently at 111 Sanders Creek Parkway, East Syracuse, NY 13057, tendered by means of an appropriate request for redemption in form approved by the Trustee shall be redeemed by the Trustee no later than the seventh calendar day following the day on which tender for redemption is made, provided that if such day of redemption is not a Business Day, then such Unit shall be redeemed on the first Business Day prior thereto (being herein called the "Redemption Date")."

   23. The second and third paragraph of Section 6.02 of the Standard Terms and Conditions of Trust is hereby replaced in its entirety with the following:

     "Notwithstanding the preceding paragraph, if a Unitholder electing an In Kind Distribution is an Affiliated Redeeming Unitholder, as such term is defined below, such In Kind Distribution shall be permitted subject to the following conditions:

   (a) The In Kind Distribution shall be consistent with the Trust's redemption policies and undertakings, as set forth in the Trust's Prospectus;

   (b) Neither the Affiliated Redeeming Unitholder, nor any other party with the ability and the pecuniary incentive to influence the In Kind Distribution, may select, or influence the selection of, the distributed Securities;

   (c) Upon an In Kind Distribution by the Affiliated Redeeming Unitholder, the Trustee shall distribute to the Affiliated Redeeming Unitholder its proportionate share of every Security in the Trust's portfolio, provided that if the Trustee is not an affiliated person (as the term "affiliated person" is defined in the Investment Company Act of 1940, as amended) of the Affiliated Redeeming Unitholder, the Trustee may exclude Discretionary Assets (as defined below) from the In Kind Distribution to the extent that the Trustee cannot practicably distribute such Discretionary Assets without undue burden or adverse impact to the Trust or its Unitholders. If the Trustee determines that it is impracticable to distribute the Discretionary Assets in kind, the Trustee shall sell or liquidate the Discretionary Assets to raise funds to satisfy the redemption, provided that if the Trustee cannot sell or liquidate the Discretionary Assets, the Trustee may sell or liquidate other Securities;

   (d) The In Kind Distribution may not favor the Affiliated Redeeming Unitholder to the detriment of any other Unitholder;

   (e) The Trustee shall monitor each In Kind Distribution on a quarterly basis for compliance with all provisions of this Section 6.02; and


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   (f)  The Trustee shall maintain and preserve for a period of not less than six years from the end of the fiscal year in which the In Kind Distribution occurs, the first two years in an easily accessible place, records for each In Kind Distribution setting forth the identity of the Affiliated Redeeming Unitholder, a description of the composition of the Trust's portfolio (including each asset's value) immediately prior to the In Kind Distribution, a description of each Security distributed in-kind, the terms of the In Kind Distribution, the information or materials upon which the asset valuations were made, and a description of the composition of the Trust's portfolio (including each asset's value) one month after the In Kind Distribution.

   (g) The term "Affiliated Redeeming Unitholder" shall mean an affiliated person or a promoter of or a principal underwriter for the Trust, or an affiliated person of such a person, promoter or principal underwriter. The terms "affiliated person," "promoter" and "principal underwriter" as used in the preceding sentence shall have the meanings assigned to each such term in the Investment Company Act of 1940, as amended.

   (h) The term "Discretionary Assets" shall mean (i) securities that, if distributed, would be required to be registered under the Securities Act of 1933, as amended; (ii) securities issued by entities in countries that (A) restrict or prohibit the holding of securities by non-nationals other than through qualified investment vehicles, or (B) permit transfers of ownership of securities to be effected only by transactions conducted on a local stock exchange; and (iii) any assets that, although they may be liquid and marketable, must be traded through the marketplace or with the counterparty to the transaction in order to effect a change in beneficial ownership."

   24. The first sentence of Section 7.04 of the Standard Terms and Conditions of Trust is replaced in its entirety by the following:

     "For services performed under this Indenture the Trustee shall be paid an annual fee in the amount per Unit set forth in the Trust Agreement, which fee shall accrue daily and be computed based on the number of Units outstanding as of January 1 of such year except for a Trust during the year or years in which an initial offering period as determined in Section 5.01 of this Indenture occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year)."

   25. The Trustee's annual compensation as set forth under Section 7.04 shall be $0.0105 per Unit.

   26. Section 9.01 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

     "Section 9.01. Amendments. (a) This Indenture may be amended from time to time by the Depositor and Trustee or their respective successors, without the consent of any of the Unitholders, (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein, (ii) to make such other provision in regard to matters or questions arising hereunder as shall not materially adversely affect the interests of the Unitholders or (iii) to make such amendments as may be


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necessary (a) for the Trust to continue to qualify as a regulated investment company for federal income tax purposes if the Trust has elected to be taxed as such under the United States Internal Revenue Code of 1986, as amended, or (b) to prevent the Trust from being deemed an association taxable as a corporation for federal income tax purposes if the Trust has not elected to be taxed as a regulated investment company under the United States Internal Revenue Code of 1986, as amended. This Indenture may not be amended, however, without the consent of all Unitholders then outstanding, so as (1) to permit, except in accordance with the terms and conditions hereof, the acquisition hereunder of any Securities other than those specified in the Schedules to the Trust Agreement or (2) to reduce the aforesaid percentage of Units the holders of which are required to consent to certain of such amendments. This Indenture may not be amended so as to reduce the interest in a Trust represented by Units without the consent of all affected Unitholders.

   (b)  Except for the amendments, changes or modifications as provided in
Section 9.01(a) hereof, neither the parties hereto nor their respective successors shall consent to any other amendment, change or modification of this Indenture without the giving of notice and the obtaining of the approval or consent of Unitholders representing at least 66 2/3% of the Units then outstanding of the affected Trust. Nothing contained in this Section 9.01(b) shall permit, or be construed as permitting, a reduction of the aggregate percentage of Units the holders of which are required to consent to any amendment, change or modification of this Indenture without the consent of the Unitholders of all of the Units then outstanding of the affected Trust and in no event may any amendment be made which would (1) alter the rights to the Unitholders as against each other, (2) provide the Trustee with the power to engage in business or investment activities other than as specifically provided in this Indenture, (3) adversely affect the tax status of the Trust for federal income tax purposes or result in the Units being deemed to be sold or exchanged for federal income tax purposes or (4) unless the Trust has elected to be taxed as a regulated investment company for federal income tax purposes, result in a variation of the investment of Unitholders in the Trust.

   (c) Unless the Depositor directs that other notice shall be provided, the Trustee shall include in the annual report provided pursuant to Section 3.06 notification of the substance of such amendment."










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     IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                                ADVISORS ASSET MANAGEMENT, INC.


                                By     /s/ ALEX R. MEITZNER
                                  ------------------------------
                                      Senior Vice President




                            CORPORATE ACKNOWLEDGMENT

STATE OF KANSAS        }
                       }ss.
COUNTY OF SEDGWICK     }

     On the 7th day of June in the year 2012, before me personally came
Alex R. Meitzner, to me known, who, being by me duly sworn, did depose and say that he resides in Wichita, Kansas; that he is Senior Vice President, of Advisors Asset Management, Inc., the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said corporation.


                                  /s/ CYNTHIA D. WILES
                                --------------------------------

                                  Notary Public


(Notarial Seal)

RPL Section 309 - Corporate-no seal

     IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                                THE BANK OF NEW YORK MELLON


                                By     /s/ GERARDO CIPRIANO
                                  -----------------------------
                                             Vice President



                            CORPORATE ACKNOWLEDGMENT


STATE OF NEW YORK      }
                       }ss.
COUNTY OF KINGS        }

     On the 7th day of June in the year 2012, before me personally came Gerardo Cipriano to me known, who, being by me duly sworn, did depose and say that he resides in Brooklyn, New York; that he is a Vice President of The Bank of New York Mellon, the company described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said company.


                                  /s/  KEVIN MA
                                --------------------------------

                                  Notary Public


(Notarial Seal)

RPL Section 309 - Corporate-no seal






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                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED

                                       IN

                         ADVISOR'S DISCIPLINED TRUST 909

          Incorporated herein by this reference and made a part hereof is the schedule set forth under "Portfolio" in the Prospectus for the Trust.






















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